NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

TITAN GLOBAL HOLDINGS, INC.

COMMON STOCK PURCHASE WARRANT

6,750,000 shares

Original Issue Date, as of: March 24, 2006

THIS CERTIFIES THAT, FOR VALUE RECEIVED, Farwell Equity Partners, LLC or its registered assigns (“Holder”), on the terms and conditions hereinafter set forth, on the 16th day of March, 2006, or if such date is not a day on which the Company (as hereinafter defined) is open for business, then the next succeeding day on which the Company is open for business (such date is the “Deemed Exercise Date”), but not thereafter, shall be deemed to have purchased six million seven hundred fifty thousand (6,750,000) shares of the Common Stock, par value $.001 per share (the “Common Stock”), of Titan Global Holdings, Inc. (f/k/a Ventures National Incorporated), a Utah corporation (the “Company”), at $0.26 per share (the “Exercise Price”), such number of shares and Exercise Price being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant. Each share of Common Stock as to which this Warrant is exercisable is a “Warrant Share” and all such shares are collectively referred to as the “Warrant Shares.” The term (the “Term”) for exercise of the warrants shall expire on March 15, 2013.

Section 1.   Exercise of Warrant; Conversion of Warrant.

(a)    Upon such deemed exercise of this Warrant, Holder shall (if the Fair Market Value (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below) or may (if the Fair Market Value is not greater than the Exercise Price) deliver to the Company at its principal office, Attention: President, on or before 5:00 p.m., Eastern Time, on the Deemed Exercise Date, (i) a written notice of such Holder's election to pay any cash upon the deemed exercise this Warrant (the “Exercise Notice”), which notice may be in the form of the Notice of Exercise attached hereto, properly executed and completed by Holder or an authorized officer thereof, (ii) a check payable to the order of the Company, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Notice (the “Exercise Price”, and (iii) this Warrant (the items specified in (i), (ii), and (iii) are collectively the “Exercise Materials”).  Notwithstanding the foregoing, at the option of the Holder, the exercise price may be paid by delivery of a promissory note payable to the order of the Company, on such terms and conditions as shall be reasonably agreed to between the Holder and the Company.

(b)    Notwithstanding any provisions herein to the contrary, if the Fair Market Value (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), to the extent the Holder does not elect to pay cash or by promissory note upon the deemed exercise of this Warrant, the Holder shall be deemed to have elected to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X=Y (A-B)
            A

Where X=	the number of shares of Common Stock to be issued to the holder

Y=	the number of shares of Common Stock deemed purchased under the Warrant for which the Holder is not paying cash

A=	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B=	Purchase Price (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, subject to applicable interpretations of the Securities and Exchange Commission, that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(c)    Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

(i)     If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") National Market System, the Nasdaq SmallCap Market or the American Stock Exchange, Inc., then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

(ii)    If the Company's Common Stock is not traded on an exchange or on the Nasdaq National Market System, the Nasdaq SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

(iii)   Except as provided in clause (iv) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(iv)   If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's articles of incorporation , then all amounts to be payable per share to holders of the Common Stock pursuant to the articles of incorporation in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the articles of incorporation , assuming for the purposes of this clause (iv) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

(d)    As promptly as practicable, and in any event within two (2) business days after the Deemed Exercise Date, Company shall execute or cause to be executed and delivered to Holder a certificate or certificates representing the number of Warrant Shares that are deemed purchased, together with cash in lieu of any fraction of a share. The stock certificate or certificates shall be registered in the name of Holder or such other name or names as shall be designated in the Exercise Notice. The date on which the Warrant shall be deemed to have been exercised, and the date the person in whose name any certificate evidencing the Common Stock issued upon the exercise hereof is issued shall be deemed to have become the holder of record of such shares, shall be the Deemed Exercise Date, irrespective of the date of delivery of a certificate or certificates evidencing the Common Stock issued upon the exercise or conversion hereof.  All shares of Common Stock issued upon the exercise or conversion of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens, and charges with respect thereto.

(e)    Notwithstanding any contrary provision of this Warrant, Holder shall not be deemed to have exercised this Warrant, and shall be treated as having forfeited all Holder’s rights under this Warrant, if, at least 12 months before the Deemed Exercise Date, Holder notifies Company that Holder waives all rights under this Warrant.

Section 2.    Adjustments to Warrant Shares.  The number of Warrant Shares issuable upon the deemed exercise hereof shall be subject to adjustment as follows:

(a)    In the event the Company is a party to a consolidation, share exchange, or merger, or the sale of all or substantially all of the assets of the Company to, any person, or in the case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation, and in which there is a reclassification or change of the shares of Common Stock of the Company, this Warrant shall after such consolidation, share exchange, merger, or sale be deemed exercisable for the kind and number of securities or amount and kind of property of the Company or the corporation or other entity resulting from such share exchange, merger, or consolidation, or to which such sale shall be made, as the case may be (the “Successor Company”), to which a holder of the number of shares of Common Stock deliverable upon the deemed exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Warrant would have been entitled upon such consolidation, share exchange, merger, or sale; and in any such case appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of Holder, such that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to the number and kind of securities or the type and amount of property thereafter deliverable upon the deemed exercise of this Warrant.  The above provisions shall similarly apply to successive consolidations, share exchanges, mergers, and sales.  Any adjustment required by this Section 2 (a) because of a consolidation, share exchange, merger, or sale shall be set forth in an undertaking delivered to Holder and executed by the Successor Company which provides that Holder shall have the right to the deemed exercise this Warrant for the kind and number of securities or amount and kind of property of the Successor Company or to which the holder of a number of shares of Common Stock deliverable upon the deemed exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Warrant would have been entitled upon such consolidation, share exchange, merger, or sale.  Such undertaking shall also provide for future adjustments to the number of Warrant Shares and the Exercise Price in accordance with the provisions set forth in Section 2 hereof.

(b)    In the event the Company should at any time or from time to time after the Original Issue Date, fix a record date for the effectuation of a reverse stock split, or a transaction having a similar effect on the number of outstanding shares of Common Stock of the Company, then, as of such record date (or the date of such reverse stock split or similar transaction if no record date is fixed), the number of Warrant Shares issuable upon the deemed exercise hereof shall be proportionately decreased and the Exercise Price shall be appropriately increased by the same proportion as the decrease of the number of outstanding Common Stock Equivalents resulting from the reverse stock split or similar transaction.

(d)    In the event the Company should at any time or from time to time after the Original Issue Date, fix a record date for a reclassification of its Common Stock, then, as of such record date (or the date of the reclassification if no record date is set), this Warrant shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such reclassification to a holder of a number of shares of Common Stock equal to the number of Warrant Shares issuable upon deemed exercise of this Warrant immediately prior to such reclassification, and the Exercise Price shall be unchanged.

(e)    The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issue, or sale of securities, sale of assets or any other voluntary action, void or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Holder against dilution or other impairment.  Without limiting the generality of the foregoing, the Company (x) will not create a par value of any share of stock receivable upon the deemed exercise of the Warrant above the amount payable therefor upon such deemed exercise, and (y) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares upon the deemed exercise of the Warrant.

(f)    When any adjustment is required to be made in the number or kind of shares purchasable upon the deemed exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of the Warrants and of the Exercise Price, together with the computation resulting in such adjustment.

(g)    The Company covenants and agrees that all Warrant Shares which may be issued will, upon issuance, be validly issued, fully paid, and non-assessable.  The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the deemed exercise of the Warrant in full.

 Section 3.   No Stockholder Rights.

This Warrant shall not entitle Holder hereof to any voting rights or other rights as a stockholder of the Company.

Section 4.    Transfer of Securities.

(a)    This Warrant and the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, shall not be transferable except upon compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws with respect to the transfer of such securities.  The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of Section 4 hereof and to indemnify and hold harmless the Company against any loss or liability arising from the disposition of this Warrant or the Warrant Shares issuable upon deemed exercise hereof or any interest in either thereof in violation of the provisions of this Warrant.

(b)    Each certificate for the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

“NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.”

Section 5.    Miscellaneous.

(a)    The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and Holder.

(b)    Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the registered holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company.  The Company may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

(c)    Notwithstanding any provision herein to the contrary, Holder may not exercise (even in a deemed exercise), sell, transfer, or otherwise assign this Warrant unless the Company is provided with an opinion of counsel satisfactory in form and substance to the Company, to the effect that such exercise, sale, transfer, or assignment would not violate the Securities Act or applicable state securities laws.

(d)    This Warrant may be divided into separate warrants covering one share of Common Stock or any whole multiple thereof, for the total number of shares of Common Stock then subject to this Warrant at any time, or from time to time, upon the request of the registered holder of this Warrant and the surrender of the same to the Company for such purpose.  Such subdivided Warrants shall be issued promptly by the Company following any such request and shall be of the same form and tenor as this Warrant, except for any requested change in the name of the registered holder stated herein.

   (e)    Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested, (c) three (3) days after being sent by U.S. certified mail, return receipt requested, or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.

If to Holder, to the registered address of Holder appearing on the books of the Company. Each party shall provide five (5) days prior written notice to the other party of any change in address, which change shall not be effective until actual receipt thereof

(f)    The corporate laws of the State of Utah shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. If any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant in that jurisdiction or the validity or enforceability of any provision of this Warrant in any other jurisdiction.

[Signatures on the following page]

SIGNATURE PAGE
TO
COMPANY
COMMON STOCK PURCHASE WARRANT

IN WITNESS WHEREOF, the Company, has caused this Warrant to be executed in its name by its duly authorized officers under seal, and to be dated as of the date first above written.

TITAN GLOBAL HOLDINGS, INC.

By:	/s/ Bryan M. Chance
Name: Bryan Chance
Title: Chief Financial Officer

ASSIGNMENT

(To be Executed by the Registered Holder to effect a Transfer of the foregoing Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, and assigns and transfers unto ___________________________________________________________________________ the foregoing Warrant and the rights represented thereto to purchase shares of Common Stock of Titan Global Holdings, Inc. in accordance with terms and conditions thereof, and does hereby irrevocably constitute and appoint ________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

Holder:
____________________________

____________________________

Address

Dated: __________________, 20___

In the presence of:

_______________________________

EXERCISE OR CONVERSION NOTICE

[To be signed only upon exercise of Warrant for cash]

To:          Ttan Global Holdings, Inc.

The undersigned Holder of the attached Warrant hereby irrevocably elects to have all or part of the deemed exercise of the Warrant be for cash, and to have purchased thereunder, for cash, _____ shares of Common Stock of Titan Global Holdings, Inc. issuable upon exercise of said Warrant and hereby surrenders said Warrant. The undersigned Holder understands that, to the extent the Holder elects to not pay cash upon the deemed exercise, the Holder shall be deemed to have elected to receive shares in a cashless exercise as set forth in Section 1(b) of the Warrant.

 The undersigned herewith requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is ________________________________.

If electronic book entry transfer, complete the following:

  Account Number:   _____________________

  Transaction Code Number: _______________

Dated: _______________________

Holder:

____________________________________

____________________________________

By:__________________________________
Name:
Title:

NOTICE

The signature above must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.